                                                                                                                                                Exhibit 12.1

                                  Ratio of Earnings to Combined Fixed Charges

                                                                                                                                              Three Months Ended
                                                                  Fiscal Year Ended June 30,                                                    September 30,
                                                                1999         2000         2001         2002        2003        2003            2002        2003
                                                             Historical   Historical   Historical   Historical  Historical    Pro forma     Historical  Historical
                                                            --------------------------------------------------------------------------------------------------------
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Pre-tax income from continuing operations                         34,196       13,838       (9,656)      14,420       4,688       1,743           2,252      (5,414)

Fixed charges:
  Interest expense                                                 2,844       17,445       31,206       25,482      21,530      24,475           5,723       6,071
  Rent expense interest factor                                       504          536          574          560         584         584             146         159
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Total fixed charges                                                3,348       17,981       31,780       26,042      22,114      25,059           5,869       6,230
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Earnings before income taxes and fixed charges                    37,544       31,819       22,124       40,462      26,802      26,802           8,121         816
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Ratio of earnings to combined fixed charges                         11.2          1.8          0.7          1.6         1.2         1.1             1.4         0.1
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Fixed charges exceed earnings by                                       -            -        9,656            -           -           -               -       5,414
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                                                    Rental expense interest factor
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Rental expense                                                     1,679        1,787        1,912        1,868       1,945       1,945             486         531

Factor                                                               0.3          0.3          0.3          0.3         0.3         0.3             0.3         0.3
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                                                                     504          536          574          560         584         584             146         159
                                                            ============================================================================   =========================